Registration No.
                                                                  -------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    Form S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                               HALLIBURTON COMPANY
             (Exact name of Registrant as specified in its charter)

             Delaware                                    75-2677995
   (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                     Identification No.)


                               3600 Lincoln Plaza
                                500 N. Akard St.

                               Dallas, Texas 75201
                    (Address of principal executive offices)

                               HALLIBURTON COMPANY
                     1993 STOCK AND LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                                LESTER L. COLEMAN
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                               HALLIBURTON COMPANY
                               3600 Lincoln Plaza
                                500 N. Akard St.
                               Dallas, Texas 75201
                     (Name and address of agent for service)

                                 (214) 978-2600
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
              Title of Securities                                    Proposed          Proposed
               to be registered                      Amount           maximum           maximum         Amount of
                                                      to be          offering          aggregate      registration
                                                   registered          price           offering            fee
                                                                     per share           price
--------------------------------------------------------------------------------------------------------------------
Common Stock, $2.50 par value (including           18,000,000       $52.035(2)       $936,630,000(2)    $247,271
Preferred Stock Purchase Rights)                    shares(1)
====================================================================================================================

(1) Also registered hereby are an indeterminate number of shares (including Preferred Stock Purchase Rights) as may become issuable because of provisions of the Plan relating to adjustments for changes resulting from stock splits, stock dividends and similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee for the securities to be registered hereby on the basis of the average of the high and low prices of the Common Stock of the Company reported in the consolidated reporting system on September 8, 2000. Pursuant to Rule 429, the Prospectus relating to this Registration Statement also relates to earlier Registration Statements filed for offerings under the Registrant's 1993 Stock and Long-Term Incentive Plan (Registration Nos. 333-40717 and 33-54881). As of August 31, 2000, approximately 5,542,293 shares remain available under such prior Registration Statement No. 333-40717, for which shares an aggregate registration fee of approximately $91,270 was paid.

          INCORPORATION OF EARLIER REGISTRATION STATEMENTS BY REFERENCE

The contents of the earlier Registration Statement No. 33-54881,  Post-Effective
Amendment  No.  1  thereto  and   Registration   Statement  No.   333-40717  are
incorporated by reference into this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, heretofore filed with the SEC by the Registrant pursuant to the Exchange Act, are incorporated herein by reference.

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

         (c) The Registrant's Current Reports on Form 8-K dated January 4, 2000; January 23, 2000; January 25, 2000; January 27, 2000 (two reports); February 1, 2000; February 2, 2000; February 16, 2000; February 17, 2000; March 27, 2000; March 31, 2000; April 10, 2000; April 12, 2000; April 17,
     2000;  April 26, 2000;  May 2, 2000; May 16, 2000;  July 5, 2000;  July 20,
     2000; July 25, 2000; July 26, 2000;  August 3, 2000; August 9, 2000; August
     16, 2000; and August 23, 2000.

         (d) The description of the Common Stock and the Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-B dated December 12, 1996.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits.

4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(a) to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 1-3492)).

4.2      Registrant's   By-laws,   as   amended   and   restated  May  16,  2000
         (incorporated by reference to Exhibit 3 to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (File No. 1-3492)).

4.3 Restated Rights Agreement dated as of December 1, 1996 between the Registrant and ChaseMellon Shareholder Services, L.L.C. as Rights Agent (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form 8-B dated December 12, 1996 (File No. 1-3492)).

5 Opinion of Bruce A. Metzinger, Senior Counsel of the Registrant, as to the legality of the securities being registered.

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of PricewaterhouseCoopers.

23.3     Consent of Bruce A. Metzinger (included in Exhibit 5).

24.1 Powers of Attorney for the following directors (incorporated by reference to Exhibit 24 to Registrant's Post-Effective Amendment No. 1 on Form S-8 (File No. 33-54881) filed with the Securities and Exchange Commission on May 16, 1997):

         Lord Clitheroe
         Robert L. Crandall
         W. R. Howell
         C. J. Silas

24.2     Powers of Attorney for the following directors:

         Charles J. DiBona
         Lawrence S. Eagleburger
         Ray L. Hunt
         J. Landis Martin
         Jay A. Precourt

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this the 11 day of September, 2000.

                                       HALLIBURTON COMPANY


                                       By /s/ David J. Lesar
                                         --------------------------------------
                                              David J. Lesar
                                              Chairman of the Board, President
                                              and Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Title                                Date


         /s/ David J. Lesar
------------------------------------------    Chairman of the Board, President     September 11, 2000
             David J. Lesar                   and Chief Executive Officer
                                              and Director
                                              (Principal Executive Officer)


         /s/ Gary V. Morris
------------------------------------------    Executive Vice President             September 11, 2000
             Gary V. Morris                   and Chief Financial Officer
                                              (Principal Financial Officer)


     /s/ R. Charles Muchmore, Jr.
------------------------------------------    Vice President and Controller        September 11, 2000
         R. Charles Muchmore, Jr.             (Principal Accounting Officer)


         *  LORD CLITHEROE                    Director
------------------------------------------
            Lord Clitheroe

                                       3

         *  ROBERT L. CRANDALL                Director
------------------------------------------
            Robert L. Crandall


         *  CHARLES J. DIBONA                 Director
------------------------------------------
            Charles J. DiBona


         *  LAWRENCE S. EAGLEBURGER           Director
------------------------------------------
            Lawrence S. Eagleburger


         *  W. R. HOWELL                      Director
------------------------------------------
            W. R. Howell


         *  RAY L. HUNT                       Director
------------------------------------------
            Ray L. Hunt


         *  J. LANDIS MARTIN                  Director
------------------------------------------
            J. Landis Martin


         *  JAY A. PRECOURT                   Director
------------------------------------------
            Jay A. Precourt


         *  C. J. SILAS                       Director
------------------------------------------
            C. J. Silas



*By:     /s/ Susan S. Keith
    --------------------------------------
             Susan S. Keith
             Pursuant to
             Power of Attorney

 Date:  September 11, 2000

                                INDEX TO EXHIBITS

Exhibit  Description
No.


    *4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(a) to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No.
                  1-3492)).

    *4.2 Registrant's By-laws, as amended and restated May 16, 2000 (incorporated by reference to Exhibit 3 to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (File No. 1-3492)).

    *4.3 Restated Rights Agreement dated as of December 1, 1996 between the Registrant and ChaseMellon Shareholder Services, L.L.C. as Rights Agent (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form 8-B dated December 12, 1996 (File No. 1-3492)).

   **5            Opinion  of   Bruce  A.  Metzinger,   Senior  Counsel  of  the
                  Registrant, as to the legality of the securities being registered.

  **23.1          Consent of Arthur Andersen LLP.

  **23.2          Consent of PricewaterhouseCoopers.

  **23.3          Consent of Bruce A. Metzinger (included in Exhibit 5).

   *24.1 Powers of Attorney for the following directors (incorporated by reference to Exhibit 24 to Registrant's Post-Effective Amendment No. 1 on Form S-8 (File No. 33-54881) filed with the Securities and Exchange Commission on May 16, 1997):

                  Lord Clitheroe
                  Robert L. Crandall
                  W. R. Howell
                  C. J. Silas

  **24.2          Powers of Attorney for the following directors:

                  Charles J. DiBona
                  Lawrence S. Eagleburger
                  Ray L. Hunt
                  J. Landis Martin
                  Jay A. Precourt

----------------------
 *  Previously filed.
**  Filed herewith.